STARLIGHT ACQUISITIONS, INC.
                               1328 STARWOOD LANE
                            EVERGREEN, COLORADO 80439

                AMENDED NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To the Stockholders of Starlight Acquisitions, Inc.:

         NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the "Special Meeting") of Starlight Acquisitions, Inc. (the "Company") will be held at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas on the 29th day of July, 1996 at 10:00 a.m. (local time) for the following purposes:

               1. To consider and act upon a proposal to reincorporate the Company in the State of Delaware by merging the Company into a wholly-owned Delaware subsidiary, Toucan Gold Corporation, pursuant to an Agreement and Plan of Merger; and

               2. To transact such other business as may be properly brought before the meeting.

         The Board of Directors has fixed the close of business on June 18, 1996, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 ROBERT JEFFCOCK
                                 Secretary


DATED:  JULY 19, 1996


         YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS
IMPORTANT FOR YOU TO BE REPRESENTED AT THE SPECIAL MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE SPECIAL MEETING.

CORPDAL:52781.1  29976-00001

                                      PROXY

                          STARLIGHT ACQUISITIONS, INC.
                               1328 STARWOOD LANE
                            EVERGREEN, COLORADO 80439


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


         The undersigned hereby appoints Robert Jeffcock and L. Clark Arnold and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of the Common Stock, no par value, of Starlight Acquisitions, Inc. (the "Company"), held of record by the undersigned on June 18, 1996, at the special meeting (the "Special Meeting") of Stockholders to be held on July ___, 1996, and any adjournment(s) thereof.


         THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1, AND OTHERWISE IN THE DISCRETION OF PROXIES WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 2.

         1. PROPOSAL TO APPROVE THE REINCORPORATION OF THE COMPANY IN THE STATE OF DELAWARE BY MERGING THE COMPANY INTO A WHOLLY-OWNED DELAWARE SUBSIDIARY,
TOUCAN GOLD CORPORATION, PURSUANT TO AN AGREEMENT AND PLAN OF MERGER, AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT RELATING TO THE SPECIAL MEETING.

               [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

         2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY BE PROPERLY BROUGHT BEFORE THE MEETING.


                    Dated:  ________________, 1996


                    ------------------------------------------------------------
                    Signature

                    ------------------------------------------------------------
                    Signature, If Held Jointly

                    Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE, TO THE TRANSFER AGENT WHO WILL SERVE AS THE INSPECTOR OF ELECTION.

CORPSA:2402.1  29976-00001

                         SUPPLEMENT DATED JULY 19, 1996
                               TO PROXY STATEMENT
                               DATED JULY 16, 1996
                         OF STARLIGHT ACQUISITIONS, INC.

         This   Supplement   should  be  read  in  conjunction   with  Starlight
Acquisition, Inc.'s Proxy Statement dated July 16, 1996 (the "Proxy Statement"). Terms not defined herein shall have the same meaning as in the Proxy Statement.

         The Section entitled "Appraisal Rights" found on pages 14 -15 of the Proxy Statement should be omitted and replaced with the following paragraphs:

                  Appraisal Rights. Under both Colorado and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such appraisal rights are not available (a) with respect to the sale, lease or exchange of all or substantial all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

                  Under Colorado law, a shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of his or her shares in the event of any of the following corporate actions: (1) consummation of a plan of merger to which the corporation is a party if approval by the shareholders is required either by statute or by the articles of incorporation or the corporation is a subsidiary that is merged with its parent corporation; (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired; (3) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required; and (4) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition. In addition, a shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of an amendment to the articles of incorporation that materially and adversely affects certain rights in respect of the shares.

                  Under Colorado law, if the Proposed Reincorporation is approved, shareholders of the Company who dissent from the Merger will be entitled to receive payment in cash of the fair value of all of the shares of Common Stock in the Company registered in their names. A dissenting shareholder who wishes to receive cash for his shares must do the following: (1) file a written notice to the Company prior to the vote on the approval of the Proposed Reincorporation being taken at the Special Meeting; and (2) not vote in favor of approval of the Proposed Reincorporation at the Special Meeting. Within ten (10) days after the Effective Date, the Company shall give a written dissenters' notice to all shareholders who complied with the steps described in the preceding sentence. The dissenters' notice shall be accompanied by a form for demanding payment and set the date by which the Company must receive the payment demand form and certificates representing the shares. To be entitled to payment for the shares, the dissenting shareholder must demand payment and deposit the shareholder's stock certificates as required by the date set in the dissenters' notice. If these and certain other required procedures are not followed exactly as set forth in Section 7-113-201, et seq. the Colorado Business Corporation Act, dissenting shareholders of the Company may be unable to enforce their right to receive

CORPSA:2402.1  29976-00001
         payment for their shares. As required by Section 7-113-201 of the Colorado Business Corporation Act, a copy of Sections 7-113-101 through 7-113-302 is attached hereto as Exhibit A.

         The discussion set forth herein and in the Proxy Statement is qualified in its entirety by reference to the Agreement and Plan of Merger, in substantially the form attached hereto as Exhibit B, and the Certificate of Incorporation of Toucan attached hereto as Exhibit C.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

         PLEASE NOTE, HOWEVER, THAT THE PROXY ACCOMPANIED BY THE PROXY STATEMENT DATED JULY 16, 1996 REMAINS VALID. THEREFORE, IF YOU HAVE ALREADY RETURNED SUCH PROXY, THAT PROXY REMAINS VALID AND IT IS NOT NECESSARY FOR YOU TO RETURN THE ATTACHED PROXY. IT IS ONLY NECESSARY TO RETURN THE ATTACHED PROXY IF, IN LIGHT OF THIS SUPPLEMENT TO THE PROXY STATEMENT OR FOR ANY OTHER REASON, YOU WISH TO CHANGE YOUR VOTE. YOU MAY CHANGE YOUR VOTE BY RETURNING THE ATTACHED PROXY, AND THE PROXY YOU PREVIOUSLY RETURNED WILL AUTOMATICALLY BE WITHDRAWN AND THE ATTACHED PROXY WILL BE VIEWED BY THE COMPANY AS YOUR VOTE. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE SPECIAL MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            ROBERT JEFFCOCK
                                            SECRETARY


JULY 19, 1996


CORPSA:2402.1  29976-00001

                                   EXHIBIT A

    Exhibit A conists of the state of Colorado's Dissenter's Right Statute.
           (Colorado Business Corporation Act, Section 7, Article 113)

                                   EXHIBIT B

                            AGREEMENT AND PLAN OF MERGER
                           OF TOUCAN GOLD CORPORATION
                             A DELAWARE CORPORATION
                                       AND
                          STARLIGHT ACQUISITIONS, INC.
                             A COLORADO CORPORATION


         THIS AGREEMENT AND PLAN OF MERGER dated as of July 29, 1996 (the "Agreement") is between Toucan Gold Corporation, a Delaware corporation ("Toucan") and Starlight Acquisitions, Inc., a Colorado corporation ("Starlight"). Toucan and Starlight are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

         WHEREAS, Toucan is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 32,000,000 shares, 30,000,000 of which are designated "Common Stock," par value $.01 per share, and 2,000,000 of which are designated "Preferred Stock," par value $.01 per share. As of July 29, 1996, 1,000 shares of Common Stock were issued and outstanding, all of which were held by Starlight. No shares of Preferred Stock are outstanding;

         WHEREAS, Starlight is a corporation duly organized and existing under the laws of the State of Colorado and has an authorized capital of 32,000,000 shares, 30,000,000 of which are designated "Common Stock," no par value, and 2,000,000 of which are designated "Preferred Stock," no par value. As of July 29, 1996, 5,664,600 shares of Common Stock were issued and outstanding. No shares of Preferred Stock are issued and outstanding;

         WHEREAS, the Board of Directors of Starlight has determined that for the purpose of effecting the reincorporation of Starlight in the State of Delaware, it is advisable and in the best interests of Starlight that Starlight merge with and into Toucan upon the terms and conditions herein provided; and

         WHEREAS, the respective Boards of Directors of Toucan and Starlight have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers;

         NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein Toucan and Starlight hereby agree, subject to the terms and conditions hereinafter set forth, as follows:




CORPDAL:52778.1  29976-00001
                                                         1

                                    I. MERGER

         1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Colorado Business Corporation Act, Starlight shall be merged with and into Toucan (the "Merger"), the separate existence of Starlight shall cease and Toucan shall be and is herein sometimes referred as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Toucan Gold Corporation.

     1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed.

                  (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Colorado Business Corporation Act.

                  (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof.

                  (c) An executed Agreement and Plan of Merger or a Certificate of Merger with respect thereto meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware, and

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

         1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Starlight shall cease and Toucan as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger;
(ii) shall be subject to all actions previously taken by its and Starlight's Board of Directors; (iii) shall succeed without other transfer to all of the assets, rights, powers and property of Starlight in the manner more fully set forth in Section 259 of the Delaware General Corporation Law; (iv) shall continue to be subject to all of the debts, liabilities and obligations of Toucan as constituted immediately prior to the Effective Date of the Merger; and
(v) shall succeed, without other transfer, to all of the debts, liabilities and obligation of Starlight in the same manner as if Toucan had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Colorado Business Corporation Act.






CORPDAL:52778.1  29976-00001
                                                         2

                  II. CHARTER DOCUMENTS DIRECTORS AND OFFICERS

         2.1 Certificate of Incorporation. The Certificate of Incorporation of Toucan as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2 Bylaws. The Bylaws of Toucan as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.3 Directors and Officers. The directors and officers of Starlight immediately prior to the Effective Date of the Merger shall be elected as the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


                       III. MANNER OF CONVERSION OF STOCK

         3.1 Starlight Common Shares. Upon the Effective Date of the Merger, each share of Starlight Common Stock, no par value, issued and outstanding immediately prior thereto (other than such shares (the "Dissenters' Shares") as to which dissenters' rights have been validly perfected and not withdrawn or otherwise forfeited pursuant to the Colorado Business Corporation Act) shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person be converted into and exchanged for one fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

         3.2 Starlight Preferred Shares. There are no shares of Preferred Stock of Starlight, no par value, issued and outstanding immediately prior to the Merger, and no shares of Preferred Stock shall be converted to and exchanged for any securities of Toucan.

         3.3 Toucan Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, no par value, of Toucan issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Toucan, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

         3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Starlight Common Stock (other than any "Dissenters' Shares") may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the

CORPDAL:52778.1  29976-00001
                                                         3
surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Starlight Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Starlight Common were converted in the Merger.

         The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Starlight so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

         If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                   IV. GENERAL

         4.1 Covenants of Toucan. Toucan covenants and agrees that it will, on or before the Effective Date of the Merger:

                  (a) File any and all documents with the Franchise Tax Board for the State of Colorado necessary for the assumption by Toucan of all of the franchise tax liabilities of Starlight.

                  (b) Take such other actions as may be required by the Colorado Business Corporation Act.

         4.2 Further Assurances. From time to time, as and when required by Toucan or by its successors or assigns, there shall be executed and delivered on behalf of Starlight such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Toucan the title to and possession of all the property, interests, assets, nights,

CORPDAL:52778.1  29976-00001
                                                         4
privileges, immunities, powers, franchises and authority of Starlight and otherwise to carry out the purpose of this Agreement, and the officers and directors of Toucan are fully authorized in the name and on behalf of Starlight or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Starlight or of Toucan, or of both, notwithstanding the approval of this Agreement by the shareholders of Starlight or by the sole stockholder of Toucan or by both.

         4.4 Amendment. The Board of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided than an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not (i) alter or change the amounts of kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

         4.5  Registered   Office.   The  registered  office  of  the  Surviving
Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington 19805-1297, County of New Castle, and the Prentice-Hall Corporation System is the registered agent of the Surviving Corporation at such address.

         4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at c/o Jenkens & Gilchrist, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202-2799, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

         4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Colorado Business Corporation Act.

         IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Toucan and Starlight is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


CORPDAL:52778.1  29976-00001
                                                         5

                                    TOUCAN GOLD CORPORATION
                                    a Delaware corporation

                                    By:  ____________________________
                                    Robert Jeffcock, Chief Executive Officer and
                                    Chief Financial Officer and Secretary

ATTEST

-----------------------------
Robert Jeffcock, Secretary


                                    STARLIGHT ACQUISITIONS, INC.
                                    a Colorado corporation

                                    By:  ____________________________
                                    Robert Jeffcock, Chief Executive Officer and
                                    Chief Financial Officer



ATTEST

-----------------------------
Robert Jeffcock, Secretary

CORPDAL:52778.1  29976-00001
                                                         6

                                   EXHIBIT C

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TOUCAN GOLD CORPORATION


        -----------------------------------------------------------------
                    Pursuant to the provisions of Section 102

                        of the General Corporation Law of

                              the State of Delaware
       -----------------------------------------------------------------

         I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware, do HEREBY CERTIFY as follows:

         1. The name of the Corporation is Toucan Gold Corporation (the "Corporation").

         2. The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington 19805-1297, County of New Castle. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

         3. (a) The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                  (b) The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

         4. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 32,000,000 shares, consisting of 30,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 2,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

                  The Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. The Board of Directors, by resolution, shall designate that series to distinguish it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions, and qualifications of, the shares of the series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall be as fixed from time to time by the Board of Directors in

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



the resolution or resolutions authorizing the issuance of each series adopted by the Board of Directors.

         5. No holder of shares of stock of the Corporation shall have any preemptive or other right to receive any securities of the Corporation.

         6. (a) The number of directors of the Corporation shall be not less than One (1) nor more than Nine (9), the exact number to be fixed from time to time in the manner provided by the Bylaws of the Corporation.

                  (b) The power of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The number of directors constituting the initial Board of Directors of the Corporation is Three (3), and the name and address of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified are:

                  Name                                      Address
                  -------------------------------------------------
         Robert P. Jeffcock                           2 The Promenade
                                                      Castletown
                                                      Isle of Man
                                                      1M91BJ

         L. Clark Arnold                              201 E. Rudasill Road
                                                      Tucson, Arizona 85704-6024

         Don D. Box                                   8201 Preston Road
                                                      Suite 600
                                                      Dallas, Texas 75225


                  (c) Election of directors need not be by written ballot unless the Bylaws shall so provide. Except as otherwise required by law, this Certificate of Incorporation or the provisions of any resolutions adopted by the Board of Directors authorizing the issuance of Preferred Stock, each holder of shares of Common Stock shall be entitled to one vote in respect of each share of Common Stock held in his name on the books of the Corporation on each matter voted upon by the stockholders. No holders of Common Stock of the Corporation shall have any rights to cumulate votes in the election of directors.

         7. The business affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise proved by law, this Certificate of Incorporation or the Bylaws. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation or adopt new Bylaws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to Bylaw provisions that have

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



been adopted, amended, or repealed by the stockholders and further provided, that Bylaws adopted or amended by the Board of Directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

         8. The Corporation is to have perpetual existence.

         9. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL, as the same exists or may hereafter be amended to further limit or eliminate such liability.

                  (b) The Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities.

                  (c) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

                  (d) In addition to the powers and authority conferred upon the Board of Directors by statute or by this Certificate of Incorporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws adopted by the stockholders shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been adopted.

         10. The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or Bylaws of the Corporation, from time to time, to amend this Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

         11. The name and mailing address of the incorporator of the Corporation is Lesley Pettengill, Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202.


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                                                        -3-

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby acknowledging and declaring and certifying that the foregoing Certificate of Incorporation is her act and deed and the facts herein stated are true, and accordingly has hereunto set her hand this 19th day of July, 1996.


                                                     /s/ Lesley Pettingill
                                                     ------------------------
                                                     Lesley Pettengill

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